Filed pursuant to Rule 424(b)(3)
Registration No. 333-226514
PROSPECTUS

81,818 Shares of Class B Common Stock underlying Warrant

The selling stockholders may offer and sell from time to time up to an aggregate of 81,818 shares of RumbleOn, Inc. (the “Company”) Class B Common Stock (“Class B Common Stock”) underlying an outstanding warrant issued to the Hercules Capital, Inc. (the “Warrant”). For information concerning the selling stockholders and the manner in which they may offer and sell shares of our Class B Common Stock, see “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale by the selling stockholders of their shares of Class B Common Stock.

Our Class B Common Stock trades on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “RMBL”. On August 9, 2018, the last reported sales price of our Class B Common Stock on the NASDAQ was $5.83 per share.

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Investing in the shares involves risks. See “Risk Factors,” beginning on page 3.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class B Common Stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with different or additional information. The selling stockholders are offering to sell and seeking offers to buy shares of our Class B Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Class B Common Stock.

Unless the context otherwise requires, all references to “RumbleOn,” “RMBL,” the “Company,” “registrant,” “we,” “us,” “our” and similar names refer to RumbleOn, Inc., formerly Smart Server, Inc., and its consolidated subsidiaries.

ii

 PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

RumbleOn, Inc. operates a capital light disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned vehicles in one online location. Our goal is to transform the way VIN-specific pre-owned vehicles are bought and sold by providing users with the most efficient, timely and transparent transaction experience. Our initial emphasis has been motorcycles and other powersports, however, our platform is able to accommodate any VIN-specific vehicle including motorcycles, ATVs, boats, RVs, cars and trucks.

Serving both consumers and dealers, through our online marketplace platform, we make cash offers for the purchase of pre-owned vehicles. In addition, we offer a large inventory of pre-owned vehicles for sale along with third-party financing and associated products. Our operations are designed to be scalable by working through an infrastructure and capital light model that is achievable by virtue of a synergistic relationship with our regional partners including dealers and auctions. We utilize regional partners to provide inspection, reconditioning and distribution services. These regional partners earn incremental revenue and enhance profitability through fees from inspection, reconditioning and distribution programs.

Our business model is driven by a technology platform we acquired in February 2017, through our acquisition of substantially all of the assets of NextGen Dealer Solutions, LLC. The acquired system provides integrated vehicle appraisal, inventory management, customer relationship and lead management, equity mining, and other key services necessary to drive our online marketplace. Over the past 16 years, the developers of the software have designed and built high-quality application solutions for dealers and large multi-national clients.

Corporate Information

We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211 and our telephone number is (704) 448-5240. Our Internet website is www.rumbleon.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available, free of charge, under the Investor Relations tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

Class B Common Stock outstanding prior to the offering:	14,438,291 shares

Class B Common Stock to be issued upon exercise of the Warrant:	81,818 shares

Class B Common Stock to be offered by the selling stockholders:	81,818 shares

Class B Common Stock outstanding immediately following the offering:	14,520,109 shares(1)

Use of proceeds:
We will not receive any proceeds from the sale of the shares of Class B Common Stock by the selling stockholders but will receive proceeds from the exercise of the Warrant if the Warrant is exercised, which proceeds will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Class B Common Stock.

Stock Symbol:	NASDAQ: RMBL

(1)
The number of shares of our Class B Common Stock outstanding excludes:

●
1,029,500 shares of Class B Common Stock underlying outstanding restricted stock units granted under the RumbleOn, Inc. 2017 Stock Incentive Plan (the “2017 Stock Incentive Plan”);

●
789,500 shares of Class B Common Stock reserved for issuance under the 2017 Stock Incentive Plan; and

●
218,250 shares of Class B Common Stock underlying outstanding warrants.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our securities, may be adversely affected by a number of factors, including the matters discussed below. Certain statements and information set forth in this registration statement, as well as other written or oral statements made from time to time by us or by our authorized executive officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement and these risk factors in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this registration statement or when made and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our stockholders and prospective investors should consider include the following:

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We have a limited operating history and we cannot assure you we will achieve or maintain profitability;

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Our annual and quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline;

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The initial development and progress of our business to date may not be indicative of our future growth prospects and, if we continue to grow rapidly, we may not be able to manage our growth effectively;

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We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available on terms acceptable to us or at all, we may not be able to develop and grow our business as anticipated and our business, operating results and financial condition may be harmed;

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The success of our business relies heavily on our marketing and branding efforts, especially with respect to the RumbleOn website and our branded mobile applications, and these efforts may not be successful;

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The failure to develop and maintain our brand could harm our ability to grow unique visitor traffic and to expand our dealer network;

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We rely on Internet search engines and social media to drive traffic to our website, and if we fail to appear prominently in the search results, our traffic would decline, and our business would be adversely affected;

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A significant disruption in service on our website or of our mobile applications could damage our reputation and result in a loss of consumers, which could harm our business, brand, operating results, and financial condition;

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We may be unable to maintain or grow relationships with information data providers or may experience interruptions in the data feeds they provide, which may limit the information that we are able to provide to our users and dealers as well as adversely affect the timeliness of such information and may impair our ability to attract or retain consumers and our dealers and to timely invoice all parties;

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If key industry participants, including powersports and recreation vehicle dealers and regional auctions, perceive us in a negative light or our relationships with them suffer harm, our ability to operate and grow our business and our financial performance may be damaged;

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If we are unable to provide a compelling recreation vehicle buying experience to our users, the number of transactions between our users, RumbleOn and dealers will decline, and our revenue and results of operations will suffer harm;

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The growth of our business relies significantly on our ability to increase the number of dealers and regional auctions in our network such that we are able to increase the number of transactions between our users, dealers and auctions. Failure to do so would limit our growth;

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Our ability to grow our complementary product offerings may be limited, which could negatively impact our development, growth, revenue and financial performance;

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We rely on third-party financing providers to finance a portion of our customers’ vehicle purchases;

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Our sales of powersports/recreational vehicles may be adversely impacted by increased supply of and/or declining prices for pre-owned powersports and recreational vehicles and excess supply of new powersports and recreational vehicles;

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We rely on a number of third parties to perform certain operating and administrative functions for the Company;

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We participate in a highly competitive market, and pressure from existing and new companies may adversely affect our business and operating results;

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Seasonality or weather trends may cause fluctuations in our unique visitors, revenue and operating results;

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We collect, process, store, share, disclose and use personal information and other data, and our actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and operating results;

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Failure to adequately protect our intellectual property could harm our business and operating results;

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We may in the future be subject to intellectual property disputes, which are costly to defend and could harm our business and operating results;

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Results of operations from quarter to quarter may be volatile as a result of the impact of fluctuations in the fair value of our outstanding warrant;

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We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed;

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We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results;

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The trading price for our Class B Common Stock may be volatile and could be subject to wide fluctuations in per share price;

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Our principal stockholders and management own a significant percentage of our stock and an even greater percentage of the Company’s voting power and will be able to exert significant control over matters subject to stockholder approval;

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If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline;

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Because our Class B Common Stock may be deemed a low-priced “penny” stock, an investment in our Class B Common Stock should be considered high risk and subject to marketability restrictions;

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A significant portion of our total outstanding shares of Class B Common Stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class B Common Stock to drop significantly, even if our business is doing well;

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We do not currently or for the foreseeable future intend to pay dividends on our common stock;

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors;

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Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “smaller reporting company”;

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If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock;

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Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline; and

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as well as other statements regarding our future operations, financial condition and prospects, and business strategies.

Forward-looking statements may appear throughout this prospectus, including without limitation, the following sections: “Risk Factors” and “Overview”. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, those discussed in this Registration Statement on Form S-3, and in particular, the risks discussed under the caption “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Class B Common Stock by the selling stockholders but will receive proceeds from the exercise of the Warrant if the Warrant is exercised, which proceeds will be used for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

The following table provides information about the selling stockholders, listing how many shares of our Class B Common Stock the selling stockholders own on the date of this prospectus, how many shares may be offered by this prospectus, and the number and percentage of outstanding shares the selling stockholders will own after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders.

The number of shares outstanding after the offering, and the percentage of beneficial ownership after the offering are based on 14,520,109 shares of Class B Common Stock issued and outstanding as of the conclusion of the offering, calculated on the basis of (i) 14,438,291 shares of Class B Common Stock issued and outstanding on August 9, 2018 and (ii) assuming the exercise and sale by the selling stockholders of the 81,818 shares of Class B Common Stock underlying the Warrant. For the purposes of the following table, the number of shares of Class B Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which each selling shareholder, respectively, has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.
Name of Selling Stockholders	Shares of Class B Common Stock Owned Before the Offering	Shares of Class B Common Stock to be Offered for the Selling Stockholder’s Account	Shares of Class B Common Stock Owned by the Selling Stockholder after the Offering	Percent of Class B Common Stock to be Owned by the Selling Stockholder after the Offering
Hercules Capital, Inc.(1)	81,818	81,818	0	0%

(1)
Represents shares of Class B Common Stock underlying the Warrant, as described below.

Hercules Capital, Inc. ("Hercules") has not, nor within the past three years has Hercules had, any position, office or material relationship with us or any of our predecessors or affiliates, except as set forth below.

On April 30, 2018 (the “Closing Date”), the Company, and it wholly owned subsidiaries (collectively the “Borrowers”), entered into a Loan and Security Agreement (the "Loan Agreement") with Hercules pursuant to which Hercules may provide one or more term loans in an aggregate principal amount of up to $15 million (the "Loan"). Under the terms of the Loan Agreement, $5.0 million was funded at closing with the balance available in two additional tranches over the term of the Loan Agreement, subject to certain operating targets and otherwise as set forth in the Loan Agreement. The Loan has an initial 36-month maturity and initial 10.5% interest rate.

Under the Loan Agreement, on the Closing Date, the Company issued Hercules the Warrant to purchase 81,818 (increasing to 109,091 if a fourth tranche in the principal amount of up to $5.0 million is advanced at the parties agreement) shares of the Company’s Class B Common Stock at an exercise price of $5.50 per share (the “Warrant Price”). The Warrant is immediately exercisable and expires on April 30, 2023. If at any time before April 30, 2019, the Company makes a New Issuance (as defined below) for no consideration or for a consideration per share less than the Warrant Price in effect immediately before the New Issuance (a “Dilutive Issuance”) or the consideration for an issuance is later adjusted downward with certain exceptions as set forth in the Warrant, then the Warrant Price will be reduced to an amount equal to the lower consideration price or adjusted exercise price or conversion price (the “New Issuance Price”).  If at any time after April 30, 2019, the Company makes a Dilutive Issuance, then the Warrant Price will be reduced to the amount computed using the following formula:  A*[(C+D)/B].  For purposes of this formula, (i) A represents the Warrant Price in effect immediately before the Dilutive Issuance, (ii) B represents the number of shares of common stock outstanding immediately after the New Issuance (on a fully-diluted basis), (iii) C represents the number of shares of common stock outstanding immediately before the New Issuance (on a fully-diluted basis), and (iv) D represents the number of shares of common stock that would be issuable for total consideration to be received for the New Issuance if the purchaser paid the Warrant Price in effect immediately prior to the New Issuance.  New Issuance shall mean (A) any issuance or sale by the Company of any class of shares of the Company (including the issuance or sale of any shares owned or held by or for the account of the Company) other than certain excluded securities as set forth in the Warrant, (B) any issuance or sale by the Company of any options, rights or warrants to subscribe for any class of shares of the Company other than certain excluded securities as set forth in the Warrant, or (C) the issuance or sale of any securities convertible into or exchangeable for any class of shares of the Company other than certain excluded securities as set forth in the Warrant.

Advances under the Loan ("Advances") will bear interest at a per annum rate equal to the greater of either (i) the prime rate plus 5.75%, and (ii) 10.25%, based on a year consisting of 360 days. Advances under the Loan Agreement are due and payable on May 1, 2021, unless Borrowers achieve certain performance milestones, in which case Advances will be due and payable on November 1, 2021.

Upon any event of default, Hercules may, at its option, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to Hercules by Borrowers. The Loan is secured by a grant of a security interest in substantially all assets of the Borrowers (the “Collateral”), except the Collateral does not include (a) certain outstanding equity of Borrowers' foreign subsidiaries, if any, or (b) nonassignable licenses or contracts of Borrowers, if any. The effective interest rate at June 30, 2018 was 22.0%. Interest expense on the Loan for the three-month period ended June 30, 2018 was $149,115, which included amortization of issuance costs of $57,657.

PLAN OF DISTRIBUTION

Selling Stockholders

We are registering the shares of Class B Common Stock to permit the resale of these shares of Class B Common Stock by the holders of the Class B Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class B Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Class B Common Stock.

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

(a)
block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)
an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)
ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)
privately negotiated transactions;

(f)
short sales;

(g)
through the writing of options on the securities, whether or not the options are listed on an option exchange;

(h)
through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

(i)
one or more underwritten offerings on a firm commitment or best efforts basis; or

(j)
any combination of any of these methods of sale.

The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities. The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

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The Annual Report on Form 10–K for the fiscal year ended December 31, 2017, filed on February 27, 2018, as amended on Form 10-K/A, filed with the SEC on March 30, 2018;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on April 30, 2018;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on July 27, 2018;

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The Current Reports on Form 8–K filed on February 23, 2018, May 1, 2018, June 28, 2018, July 17, 2018, July 18, 2018, and July 20, 2018; and

●
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

RumbleOn, Inc.
4521 Sharon Road, Suite 370
Charlotte, North Carolina 28211
Attention: Investor Relations
Tel: (704) 448-5240

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov. We have filed with the SEC a registration statement on Form S–3 under the Securities Act for the shares of Class B Common Stock being offered by the selling stockholders. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC as described above.

LEGAL MATTERS

The validity of the shares of Class B Common Stock offered through this prospectus has been passed on by Akerman LLP, Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements and schedule of RumbleOn, Inc. as of December 31, 2017 and December 31, 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Scharf Pera & Co., PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.